Exhibit 99.1	Earnings News Release Dated March 29, 2007
News from UTi
Contacts:

Lawrence R. Samuels Senior Vice President, Chief Financial Officer UTi Worldwide Inc. 310.604.3311	Angie Yang/Laurie Berman PondelWilkinson Inc. 310.279.5980 investor@pondel.com
UTi WORLDWIDE REPORTS FISCAL 2007 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS
— Net Revenues Increase 31 Percent in the Fourth Quarter and 27 Percent for the Full Year —
Rancho Dominguez, California — March 29, 2007 — UTi Worldwide Inc. (NASDAQ:UTIW) today reported financial results for the three months and full year ended January 31, 2007.
For the fourth quarter of fiscal 2007, gross revenues increased 31 percent to $951.3 million from $728.2 million in the prior-year fourth quarter. Net revenues also increased 31 percent to $331.2 million for the fourth quarter of fiscal 2007 from $253.7 million in the prior-year fourth quarter. Continued organic growth across all geographic regions, as well as contributions from the company’s March 2006 acquisition of Market Industries, Ltd., contributed to the fiscal 2007 fourth quarter revenue growth. After adjusting for the impact of acquisitions made by the company since November 1, 2005, as well as currency fluctuations on the comparison of UTi’s results, gross and net revenues each grew organically by 14 percent in the fiscal 2007 fourth quarter, when compared with the corresponding period a year ago.
“We ended the year on a strong note in our fourth quarter with a record level of net revenues,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “Through a combination of organic growth and strategic acquisitions as part of our recently completed NextLeap journey, UTi has significantly strengthened its capabilities, allowing us to deliver increasing value for our clients’ global integrated logistics requirements and for our shareholders.
“As part of our NextLeap journey, we began certain initiatives designed to enhance the long-term sustainability of our next phase of growth. While these investments have restrained our short-term earnings growth relative to the growth in revenues, we firmly believe these initiatives are essential to further fortify our infrastructure to become a leading provider of supply chain services and solutions in the years ahead.”
Operating income in the fourth quarter of fiscal 2007 rose to $32.8 million versus $17.5 million in the fiscal 2006 fourth quarter. Net income for the fiscal 2007 fourth quarter was $23.6 million, or $0.24 per diluted share, compared with $9.7 million, or $0.10 per diluted share, in the fiscal 2006 fourth quarter.
Fiscal 2007 Year-End Results
For the fiscal year ended January 31, 2007, gross revenues grew 28 percent to $3.6 billion from $2.8 billion in fiscal 2006. Net revenues for fiscal 2007 totaled $1.2 billion, up 27 percent from $966.4 million

Exhibit 99.1	Earnings News Release Dated March 29, 2007
in the prior fiscal year. After adjusting for the impact of acquisitions made by the company since February 1, 2005, as well as currency fluctuations on the comparison of UTi’s results, gross and net revenues grew organically by 13 percent and 15 percent, respectively, in fiscal 2007, when compared with fiscal 2006.
Fiscal 2007 operating income rose 61 percent to $158.6 million, from $98.8 million in fiscal 2006, and operating income as a percentage of net revenues increased to 13.0 percent for the year ended January 31, 2007, from 10.2 percent in the prior fiscal year.
Net income for fiscal 2007 totaled $107.9 million, or $1.08 per diluted share, compared with the prior year’s net income of $55.2 million, or $0.56 per diluted share.
Fiscal 2007 operating cash flow was $128.2 million, compared with $117.7 million in fiscal 2006.
Subsequent to the end of the fiscal 2007 fourth quarter, UTi announced its new, five-year strategic plan called CLIENTasONE. This client-centric initiative builds on the company’s recently completed NextLeap journey by creating and executing a long-term plan to enhance UTi’s market leadership in supply chain services and solutions while delivering solid financial performance. In conjunction with the launch of CLIENTasONE, UTi also recently announced several organizational updates, changes and new management appointments.
“We are very excited to embark on the next phase of UTi’s evolution and growth as a leading provider of supply chain services and solutions for our clients,” MacFarlane said. “The entire UTi team successfully rose to the challenges of our five-year NextLeap journey, and we strongly believe in the team’s ability to lead and deliver the value for our clients that will make our CLIENTasONE voyage a resounding success.”
Earnings Per Share Guidance
During the investor conference call detailed below, the company intends to provide earnings per share guidance.
Investor Conference Call
UTi management will host an investor conference call today, March 29, 2007, at 7:00 a.m. PDT (10:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2007 fourth quarter and full year. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 10:00 a.m. PDT, today, through April 5, 2007 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using replay passcode 91731515.
About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Exhibit 99.1	Earnings News Release Dated March 29, 2007
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, we have referred to gross and net revenue growth adjusted to exclude the impact of acquisitions made since the beginning of the comparative period, and the impact of changes in the translation of foreign currencies into U.S. dollars. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for gross and net revenue growth calculated in accordance with GAAP.
Safe Harbor Statement
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its NextLeap goals and journey and the company’s discussion of CLIENTasONE, the company’s next long-term strategy. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration risks associated with acquisitions, the ability to retain customers and management of acquisition targets; a challenging operating environment; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; the success and effects of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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(Tables Follow)

Exhibit 99.1	Earnings News Release Dated March 29, 2007
UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Gross revenues:
Airfreight forwarding	$357,741	$312,187	$1,381,249	$1,213,987
Ocean freight forwarding	252,766	217,020	937,559	826,079
Customs brokerage	22,438	19,770	86,409	80,960
Contract logistics	144,420	118,449	519,155	443,738
Distribution and other	173,906	60,778	636,993	220,811

Total gross revenues	$951,271	$728,204	$3,561,365	$2,785,575

Net revenues:
Airfreight forwarding	$86,163	$74,009	$329,582	$290,993
Ocean freight forwarding	38,946	32,406	146,571	118,346
Customs brokerage	21,831	19,338	84,135	78,503
Contract logistics	121,264	98,055	438,954	370,714
Distribution and other	62,987	29,906	225,218	107,848

Total net revenues	331,191	253,714	1,224,460	966,404

Staff costs	181,858	151,537	642,962	547,233
Depreciation and amortization	9,862	5,755	33,422	23,052
Amortization of intangible assets	1,913	1,720	8,005	5,082
Other operating expenses	104,774	77,161	381,476	292,269

Operating income	32,784	17,541	158,595	98,768
Interest expense, net	(4,560)	(871)	(15,155)	(3,869)
Gains/(losses) on foreign exchange	227	(87)	435	(303)

Pretax income	28,451	16,583	143,875	94,596
Provision for income taxes	4,256	5,909	32,105	35,185

Income before minority interests	24,195	10,674	111,770	59,411
Minority interests	(572)	(935)	(3,831)	(4,213)

Net income (1)	$23,623	$9,739	$107,939	$55,198

Basic earnings per share	$0.24	$0.10	$1.11	$0.59
Diluted earnings per share	$0.24	$0.10	$1.08	$0.56

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	98,367,907	94,924,571	97,431,383	94,146,993
Diluted shares	100,243,809	98,662,721	99,561,963	98,042,114

(1)	In connection with the recent restatement, net income was impacted by the following non-cash items:
a.	for the three months ended January 31, 2006, net income was reduced by $12,518;

b.	for the twelve months ended January 31, 2007, net income was increased by $12,440;

c.	for the twelve months ended January 31, 2006, net income was reduced by $33,226.

Exhibit 99.1	Earnings News Release Dated March 29, 2007
UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	January 31,
	2007	2006
	(Unaudited)
Assets

Cash and cash equivalents	$278,408	$246,510
Trade receivables, net	662,804	497,990
Deferred income tax assets	10,889	8,517
Other current assets	57,563	39,172

Total current assets	1,009,664	792,189

Property, plant and equipment, net	127,990	79,342
Goodwill and other intangible assets, net	490,884	333,569
Investments	3,096	1,050
Deferred income tax assets	12,725	3,704
Other non-current assets	15,511	11,684

Total assets	$1,659,870	$1,221,538

Liabilities & Shareholders’ Equity

Bank lines of credit	$79,057	$95,177
Short-term borrowings	2,808	4,441
Current portion of capital lease obligations	13,550	6,189
Trade payables and other accrued liabilities	603,575	519,011
Income taxes payable	15,333	23,498
Deferred income tax liabilities	3,954	1,694

Total current liabilities	718,277	650,010

Long-term borrowings	211,458	13,775
Capital lease obligations	24,099	16,068
Deferred income tax liabilities	30,291	11,181
Retirement fund obligations	7,549	5,124
Other long-term liabilities	12,078	8,977

Minority interests	18,844	19,204

Commitments and contingencies

Shareholders’ equity:
Common stock	419,111	359,835
Retained earnings	266,136	163,993
Accumulated other comprehensive loss	(47,973)	(26,629)

Total shareholders’ equity	637,274	497,199

Total liabilities and shareholders’ equity	$1,659,870	$1,221,538

Exhibit 99.1	Earnings News Release Dated March 29, 2007
UTi Worldwide Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Twelve months ended
	January 31,
	2007	2006
	(Unaudited)
Operating Activities:
Net income	$107,939	$55,198
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation costs	(2,280)	37,643
Depreciation and amortization	33,422	23,052
Amortization of intangible assets	8,005	5,082
Deferred income taxes	(5,077)	(2,831)
Tax benefit relating to exercise of stock options	1,811	2,984
Excess tax benefits from share-based compensation	(1,503)	—
Gain on disposal of property, plant and equipment	(1,154)	(1,046)
Other	4,102	4,210
Changes in operating assets and liabilities:
Increase in trade receivables	(96,862)	(59,385)
(Increase)/decrease in other current assets	(9,600)	5,267
Increase in trade payables	68,125	37,658
Increase in other current liabilities	21,271	9,827

Net cash provided by operating activities	128,199	117,659

Investing Activities:
Purchases of property, plant and equipment	(27,185)	(17,802)
Proceeds from disposal of property, plant and equipment	5,856	3,117
Decrease/(increase) in other non-current assets	871	(2,230)
Acquisitions and contingent earn-out payments	(231,077)	(39,837)
Other	(2,112)	118

Net cash used in investing activities	(253,647)	(56,634)

Financing Activities:
(Decrease)/increase in bank lines of credit	(20,195)	2,837
(Decrease)/increase in short-term borrowings	(1,896)	663
Increase in long-term borrowings	132	13,814
Repayment of long-term borrowings	(2,208)	(5,626)
Net proceeds from issuance of senior notes	198,045	—
Repayments of capital lease obligations	(10,577)	(5,713)
Decrease in minority interests	(808)	(773)
Net proceeds from issuance of ordinary shares	12,191	10,766
Excess tax benefits from share-based compensation	1,503	—
Dividends paid	(5,775)	(4,672)

Net cash provided by financing activities	170,412	11,296

Effect of foreign exchange rate changes	(13,066)	(3,943)

Net increase in cash and cash equivalents	31,898	68,378
Cash and cash equivalents at beginning of period	246,510	178,132

Cash and cash equivalents at end of period	$278,408	$246,510

Exhibit 99.1	Earnings News Release Dated March 29, 2007
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended January 31, 2007
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue	$228,688	$315,758	$252,115	$154,710	$—	$951,271

Net revenue	$75,026	$144,741	$40,332	$71,092	$—	$331,191
Staff costs	42,465	84,436	19,108	31,548	4,301	181,858
Depreciation and amortization	1,811	4,858	1,046	1,550	597	9,862
Amortization of intangible assets	—	1,643	113	157	—	1,913
Other operating expenses	19,949	42,933	10,665	27,533	3,694	104,774

Operating income/(loss)	$10,801	$10,871	$9,400	$10,304	$(8,592)	32,784

Interest expense, net						(4,560)
Gains on foreign exchange						227

Pretax income						28,451
Provision for income taxes						4,256

Income before minority interests						$24,195

	Three months ended January 31, 2006
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue	$181,020	$183,539	$224,876	$138,769	$—	$728,204

Net revenue	$55,854	$101,319	$35,895	$60,646	$—	$253,714
Staff costs	41,757	63,058	15,529	28,057	3,136	151,537
Depreciation and amortization	1,468	1,376	848	1,590	473	5,755
Amortization of intangible assets	—	1,428	114	178	—	1,720
Other operating expenses	14,731	29,205	8,552	19,653	5,020	77,161

Operating income/(loss)	$(2,102)	$6,252	$10,852	$11,168	$(8,629)	17,541

Interest expense, net						(871)
Losses on foreign exchange						(87)

Pretax income						16,583
Provision for income taxes						5,909

Income before minority interests						$10,674

Exhibit 99.1	Earnings News Release Dated March 29, 2007
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Twelve months ended January 31, 2007
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue	$850,132	$1,177,325	$951,389	$582,519	$—	$3,561,365

Net revenue	$259,737	$531,218	$158,727	$274,778	$—	$1,224,460
Staff costs	133,481	308,100	66,140	120,809	14,432	642,962
Depreciation and amortization	6,455	13,016	3,727	8,084	2,140	33,422
Amortization of intangible assets	—	6,899	453	653	—	8,005
Other operating expenses	71,233	155,860	39,317	100,897	14,169	381,476

Operating income/(loss)	$48,568	$47,343	$49,090	$44,335	$(30,741)	158,595

Interest expense, net						(15,155)
Gains on foreign exchange						435

Pretax income						143,875
Provision for income taxes						32,105

Income before minority interests						$111,770

	Twelve months ended January 31, 2006
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue	$693,661	$698,222	$854,717	$538,975	$—	$2,785,575

Net revenue	$209,165	$373,859	$136,358	$247,022	$—	$966,404
Staff costs	144,874	224,879	57,610	108,313	11,557	547,233
Depreciation and amortization	5,718	4,912	3,162	7,466	1,794	23,052
Amortization of intangible assets	—	4,071	306	705	—	5,082
Other operating expenses	55,425	107,305	32,601	85,386	11,552	292,269

Operating income/(loss)	$3,148	$32,692	$42,679	$45,152	$(24,903)	98,768

Interest expense, net						(3,869)
Losses on foreign exchange						(303)

Pretax income						94,596
Provision for income taxes						35,185

Income before minority interests						$59,411

Exhibit 99.1	Earnings News Release Dated March 29, 2007
UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2007	2006	2007	2006
	(Unaudited)
Forwarding, Customs Brokerage & Other:

Gross revenue	$678,995	$578,537	$2,546,747	$2,226,803

Net revenue	$162,240	$133,377	$603,934	$518,938
Staff costs*	87,257	77,388	309,245	287,716
Depreciation and amortization	3,203	3,229	13,619	13,014
Other operating expenses	44,239	32,729	159,229	133,969

Operating income	$27,541	$20,031	$121,841	$84,239

Contract Logistics, Distribution & Other:

Gross revenue	$272,276	$149,667	$1,014,618	$558,772

Net revenue	$168,951	$120,337	$620,526	$447,466
Staff costs*	90,300	71,013	319,285	247,960
Depreciation and amortization	6,062	2,053	17,663	8,244
Amortization of intangible assets	1,913	1,720	8,005	5,082
Other operating expenses	56,841	39,412	208,078	146,748

Operating income	$13,835	$6,139	$67,495	$39,432

Exhibit 99.1	Earnings News Release Dated March 29, 2007
UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our gross and net revenues over the corresponding prior-year period.

		Organic
		growth
Gross revenues:
Three months ended January 31, 2007 (as reported)	$951,271
Less: Acquisitions impact (2)	(107,175)
Add: Currency impact (3)	(16,998)

Three months ended January 31, 2007 (as adjusted)	$827,098

Three months ended January 31, 2006	$728,204	14%

Net revenues:
Three months ended January 31, 2007 (as reported)	$331,191
Less: Acquisitions impact (4)	(36,138)
Add: Currency impact (3)	(5,972)

Three months ended January 31, 2007 (as adjusted)	$289,081

Three months ended January 31, 2006	$253,714	14%

(2)	Represents gross revenues attributable to acquisitions that were completed on or after November 1, 2005.
(3)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.
(4)	Represents net revenues attributable to acquisitions that were completed on or after November 1, 2005.

Exhibit 99.1	Earnings News Release Dated March 29, 2007
UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our gross and net revenues over the corresponding prior-year period.

		Organic
		growth
Gross revenues:
Twelve months ended January 31, 2007 (as reported)	$3,561,365
Less: Acquisitions impact (5)	(407,893)
Add: Currency impact (6)	5,650

Twelve months ended January 31, 2007 (as adjusted)	$3,159,122

Twelve months ended January 31, 2006	$2,785,575	13%

Net revenues:
Twelve months ended January 31, 2007 (as reported)	$1,224,460
Less: Acquisitions impact (7)	(119,526)
Add: Currency impact (6)	7,702

Twelve months ended January 31, 2007 (as adjusted)	$1,112,636

Twelve months ended January 31, 2006	$966,404	15%

(5)	Represents gross revenues attributable to acquisitions that were completed on or after February 1, 2005.
(6)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.
(7)	Represents net revenues attributable to acquisitions that were completed on or after February 1, 2005.